Exhibit 99.1

FOR IMMEDIATE RELEASE

Liquidia Technologies Appoints Industry Veteran Katie Rielly-Gauvin to Board of Directors

RESEARCH TRIANGLE PARK, NC — November 1, 2019 — Liquidia Technologies, Inc. (Nasdaq: LQDA) (“Liquidia” or the “Company”), a late-stage clinical biopharmaceutical company, today announced the appointment of Katie Rielly-Gauvin, Vice President of Global Commercial Development at AbbVie, to the Company’s Board of Directors (the “Board”) as a Class II director with a term expiring at the 2020  annual meeting of stockholders and to the Company’s Research and Development Committee and Nominating & Governance Committee.

“Adding Katie to our Board is another significant step in preparing Liquidia for commercial growth,” said Stephen Bloch, M.D., Chairman of the Board. “Not only does her commercial experience have a direct bearing on our pre- and post-launch considerations for LIQ861, but it also increases the breadth of therapeutic area expertise from which the Company may draw.”

Ms. Rielly-Gauvin brings to the Board more than 20 years of diverse experience in the pharmaceutical industry. Currently at AbbVie, she is responsible for developing the strategic commercial direction of key compounds in AbbVie’s pipeline across core therapeutic areas in Immunology, Oncology, Neuroscience and Specialty. Prior to joining AbbVie, Ms. Rielly-Gauvin worked in the Johnson & Johnson family of companies across a variety of roles in commercial, medical affairs and research capacities, including Vice President and General Manager for the Janssen Commercial CNS organization.  She holds a Bachelor of Science degree in Chemistry from Simmons College and an MBA in Economics from Rutgers University.

“I am honored to be joining the Liquidia team at this pivotal time in preparing for commercial success of its first potential product,” stated Ms. Rielly-Gauvin. “While the advantages of LIQ861 are clear for pulmonary arterial hypertension (PAH) patients, the potential applications of PRINT® technology expand beyond the inhaled route of delivery. I look forward to working with the Board and management to help create a portfolio of products that address unmet medical needs.”

About Liquidia

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary PRINT technology to transform the lives of patients. Currently, Liquidia is focused on the development of two product candidates using its PRINT particle engineering platform: LIQ861 for the treatment of pulmonary arterial hypertension (PAH) and LIQ865 for the treatment of local post-operative pain. Being evaluated in a phase 3 clinical trial (INSPIRE), LIQ861 is designed to improve the therapeutic profile of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies by using a convenient, palm-sized, disposable dry powder inhaler. LIQ865, for which Liquidia has completed two phase 1 clinical trials, is designed to deliver sustained-release particles of bupivacaine, a non-opioid anesthetic, to treat local post-operative pain for three to five days through a single administration. For more information visit Liquidia’s website at www.liquidia.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of a New Drug Application (NDA) for LIQ861, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:
Jason Adair
Vice President, Business Development and Strategy
919.328.4400
jason.adair@liquidia.com

Media:
Christy Curran
Sam Brown Inc.
615.414.8668
media@liquidia.com